Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Charles & Colvard, Ltd.

Morrisville, North Carolina

We hereby consent to the incorporation by reference in this Registration Statement of our report dated October 12, 2023, relating to the consolidated financial statements of Charles & Colvard, Ltd. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023.

/s/ BDO USA, P.C.

Raleigh, North Carolina

December 8, 2023